UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
•	James C. Mullen, the registrant’s Chief Executive Officer and President, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between April 28, 2006 and April 20, 2009. The maximum number of shares which can be sold under the plan is 2,486,425. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan and the vesting of certain stock options included in the plan.
•	Bruce R. Ross, the registrant’s non-executive Chairman of the Board of Directors, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between April 28, 2006 and October 29, 2007. The maximum number of shares which can be sold under the plan is 37,500. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.
•	Alan Belzer, a member of the registrant’s Board of Directors, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between July 24, 2006 and September 15, 2006. The maximum number of shares which can be sold under the plan is 69,000. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.
•	Mary Good, a member of the registrant’s Board of Directors, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between April 28, 2006 and October 30, 2006. The maximum number of shares which can be sold under the plan is 10,000. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.
•	John Dunn, the registrant’s Executive Vice President, New Ventures, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. The plan replaces Mr. Dunn’s existing plan. Sales under the plan are scheduled to take place between April 28, 2006 and January 22, 2007. The maximum number of shares which can be sold under the plan is 23,620. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.
•	Connie Matsui, the registrant’s Executive Vice President, Corporate Strategy and Communication, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between April 28, 2006 and March 23, 2007. The maximum number of shares which can be sold under the plan is 144,823. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.
•	Craig Schneier, the registrant’s Executive Vice President, Human Resources, entered into a Rule 10b5-1 sales plan on February 28, 2006. The plan includes stock options, restricted stock and restricted stock units. Sales under the plan are scheduled to take place between April 28, 2006 and April 28, 2009. The maximum number of shares which can be sold under the plan is 411,250. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan, the vesting of certain stock options included in the plan, and the vesting of the restricted stock and restricted stock units included in the plan.
•	Mark Wiggins, the registrant’s Executive Vice President, Corporate and Business Development, entered into a Rule 10b5-1 sales plan on February 28, 2006 covering sales of stock options. Sales under the plan are scheduled to take place between April 28, 2006 and May 1, 2008. The maximum number of shares which can be sold under the plan is 30,000. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Susan H. Alexander
Susan H. Alexander
Executive Vice President, General Counsel

Date: March 6, 2006